UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 5, 2018 (August 30, 2018)

DARIOHEALTH CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-37704	45-2973162
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 HaTokhen Street

Caesarea Industrial Park

3088900, Israel

(Address of Principal Executive Offices)

972-4-770-4055

(Issuer’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 30, 2018, DarioHealth Corp., or the Company, appointed Olivier Jarry, 57, as its President and Chief Commercial Officer. Also, on September 4, 2018, Mr. Raphael, the Company’s President and Chief Executive Officer and a director of the Company, notified the Board of his resignation as President of the Company, provided that Mr. Raphael will continue to serve as a director and Chief Executive Officer of the Company.

Mr. Jarry has served on the Company’s Advisory Board and as a Strategic Advisory consultant since 2017. Between 2015 and 2016, he served as Senior Vice-President of the Consumer Sector and Officer at Intrexon Corp. (NYSE:XON), a biotechnology company focused on engineering biological systems to enable DNA-based control over the function and output of living cells. Prior to Intrexon, from 2011 to 2012, Mr. Jarry served as the Head of Strategy, Operations and Market Access, focusing on Emerging Markets, for Bristol-Myers Squibb (NYSE:BMY), where he oversaw the product launch and growth of innovative medicines relating to oncology, virology, rheumatology, cardiovascular, and diabetes. Prior to that, between 2009 and 2010, Mr. Jarry served as the Global Business Unit Head of Bayer Diabetes Care, a division of Bayer HealthCare Pharmaceuticals LLC. Prior to his time at Bayer HealthCare, from 2001 to 2009, Mr. Jarry served in several leadership roles at Novartis International AG (NYSE:NVS), including working as Global Division Head of Strategy, Business Development & Licensing at Novartis Headquarters in Switzerland, Senior Vice President and Region Head for Latin America and for Asia-Pacific for Novartis’ Consumer Health Division, Head of India Rural Business and Head of Western/Eastern Europe, Russia, CIS - Vaccines division. Mr. Jarry holds a M.Sc. degree from Ecole Centrale de Paris, a MEng. degree from Délégation Générale pour l’Armement, and a Trium Executive MBA degree jointly awarded by NYU Stern School of Business, London School of Economics and Political Science and Hautes Études Commerciales Paris.

In connection with Mr. Jarry’s appointment, the Company agreed to pay Mr. Jarry an annual base salary of $252,000, out of which $132,000 will be paid in cash and the balance will be paid in the Company’s shares of common stock. Mr. Jarry shall also be subject to a one-year non-competition and non-solicitation provision, certain confidentiality covenants and assignment of any of his company-related inventions. Mr. Jarry will also be entitled to certain expense reimbursements and other standard benefits, including vacation and sick leave. In addition, Mr. Jarry will be entitled to receive an annual incentive bonus of up to 35,000 shares of common stock and an annual over performance bonus of up to 20,000 shares of common stock, with each such bonus subject to certain milestones and performance targets to be determined by the Company’s Board of Directors. In addition, and in conjunction with his appointment as President and Chief Commercial Officer, the Company agreed to issue Mr. Jarry a stock option to purchase up to 120,000 shares of common stock at a future date and at the discretion of the Company’s Board of Directors.

Except as otherwise set forth herein, there is no arrangement or understanding between Mr. Jarry and any other person pursuant to which he was appointed as President and Chief Commercial Officer and there are no transactions in which Mr. Jarry has an interest requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 5, 2018	DARIOHEALTH CORP.

	By:	/s/ Zvi Ben David
		Name:	Zvi Ben David
		Title:	Chief Financial Officer, Treasurer and Secretary